UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 9, 2013

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)
(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
As disclosed in the Echelon Corporation (the “Company”) Proxy Statement for the 2013 Annual Meeting of Stockholders, the Company's Board of Directors adopted a burn rate policy to be effective upon stockholder approval of the Amended and Restated 1997 Stock Plan and which will restrict the aggregate number of shares granted under stock awards during fiscal years 2013 through 2015 to 5.77% of the Company's outstanding common stock.

An expanded description of the burn rate policy is set forth below.

Burn Rate Commitment

In order to minimize the dilutive impact on the Company's stockholders of grants of equity-based awards to directors, employees and consultants of the Company and its subsidiaries, the Company's Board of Directors adopted a burn rate policy for fiscal years 2013 through 2015 to be effective if the Company's stockholders approve the Amended and Restated 1997 Stock Plan. During this three year period, beginning with the Company's 2013 fiscal year and ending with the Company's 2015 fiscal year, the burn rate policy will require the Company to limit the number of shares that it grants subject to stock awards over the three year period to no more than an annual average of 5.77% of the Company's outstanding common stock (which is equal to the median burn rate plus one standard deviation for Russell 3000 companies in the Company's Global Industry Classification Standards Peer Group (Technology Hardware and Equipment), as published by Institutional Shareholder Services in 2012).

The annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during each fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares will be counted in the fiscal year that they are earned instead of the fiscal year in which they are granted) divided by the Company's weighted average number of shares of common stock outstanding for each fiscal year, both as reported in the Company's periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under the Company's employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from the burn rate calculation. For purposes of this calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of the Company's common stock on the grant date) will be counted as more than one share on the following schedule: (a) 1.5 shares if the Company's annual common stock price volatility is 54.6% or higher; (b) 2.0 shares if the Company's annual common stock price volatility is between 36.1% and 54.6%; (c) 2.5 shares if the Company's annual common stock price volatility is between 24.9% and 36.1%; (d) 3.0 shares if the Company's annual common stock price volatility is between 16.5% and 24.9%; (e) 3.5 shares if the Company's annual common stock price volatility is between 7.9% and 16.5%; and (f) 4.0 shares if the Company's annual common stock price volatility is less than 7.9%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

	By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Date: May 9, 2013